Exhibit 10.06

CONVERTIBLE DEBENTURE (SECURED)

TERM DEBENTURE

PRINCIPAL SUM: One Million, Five Hundred Thousand Canadian Dollars ($1,500,000.00) CDN.

INTEREST RATE: Prime (Bank of Canada) overnight rate plus (1%) per annum

ISSUE DATE: April 24th, 2017

FOR VALUE RECEIVED from The University of New Brunswick (the "Payee"), Dark Pulse Technologies Inc. (the "Payor") hereby acknowledges itself indebted and promises to pay to or to the order of the Payee the sum of One Million, Five Hundred Thousand Canadian Dollars ($1,500,000.00) CDN (the "Principal Sum") in lawful money of Canada upon presentation and surrender of this debenture at the Payee's offices at Fredericton, NB (or at such other place as the Payee may designate by notice in writing to the Payor), and shall pay the Payee the balance from time to time outstanding, in the manner provided in this Debenture, together with interest and all other moneys which may from time to time be owing under or pursuant to this Debenture upon the earlier of the following (each a "Maturity Date"):

(a)	in the event that the Payor fails to raise $250,000.000 in capital (the "First Required Capital") or secure contracts valued at $1,000,000.00 from the date that is one (1) year from the Issue Date or in the event that the Payor fails to raise a further $250,000.00 in Capital (the "Second Required Capital") or secure contracts valued at $2,000,000.00 from a date that is from the date that is two (2) years from the Issue Date or in the event that the Payor fails to raise a further $250,000.00 in Capital (the "Third Required Capital") or secure contracts valued at $2,000,000.00 from a date that is three (3) years from the Issue Date (the First Required Capital, Second Required Capital and Third Required Capital shall be collectively the "Required Capital"); or

(b)	three (3) years following the Payor achieving a positive earnings before interest, taxes, depreciation and amortization for two (2) consecutive quarters; or

(c)	the date that is six (6) years from the Issue Date; or

(d)	the Principal Sum and all other payments have been paid in full by the Payor to the Payee; or

(e)	the date following an event of default; and

(f)	The Payor and the Payee agree that any of clauses (a) through (e), above, may be amended with the consent of the Payor, upon the request of the Payee, however, the Payor reserves the right to refuse to consent, which consent can be unreasonably withheld.

1.	INITIAL PAYMENT

1.1	The Payor shall be required to pay the Payee on the date that is one (1) year from the Issue Date, any and all remaining amounts owed to the Payee regarding the Technology (as defined below), including amounts owed for Research and Development and all costs associated with protecting and registering the Technology with the patent office, in the aggregate amount of $42,000 (the "R&D Costs").

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2.	MAINTENANCE PAYMENT

2.1	The Payor shall be required to pay the Payee annually, commencing one (1) year from the date that is one year from the Issue Date, (i) interest thereon, calculated monthly, at an effective rate of the prime (Bank of Canada) overnight rate plus 1% calculated monthly, and (ii) all costs associated with protecting the Technology.

2.2	The installments shall be payable starting on the 24th day of April, 2018 being the commencement of the second year in this debenture, and continuing until either:

(a)	the Principal Sum and all other payments have been paid in full by the Payor to the Payee; or

(b)	the commencement of the Payback Period (as defined below).

3.	PAYBACK PERIOD

3.1	Payback on the Principle Sum will commence over a six (6) year period upon the earlier of the following (each a "Payback Period"):

(a)	three (3) years following the Payor achieving a positive earnings before interest, taxes, depreciation and amortization for two (2) consecutive quarters; or

(b)	the date that is six (6) years from the Issue Date

3.2	The Payor shall be required to pay the Payee, in quarterly installments over a six (6) year period commencing from the start of the Payback Period, the following:

(a)	Sixty Two Thousand Five Hundred Canadian Dollars ($62,500.00 CDN ); and

(b)	interest accrued on the Principal Sum on a declining balance; and

(c)	all costs associated with protecting the Technology.

4.	GRACE PERIOD

4.1	The Payor shall have a grace period of thirty (30) clear days from each due date to make each payment pursuant to the terms of this Convertible Debenture. The Payer's failure to make any payment under the terms of this Convertible Debenture shall mean that the Payor will be in default under this or any other clause of this Convertible Debenture.

5.	SECURITY

5.1	As security for the due payment of all moneys payable hereunder, the Payor as beneficial owner hereby mortgages, pledges, assigns, charges and grants a security interest in, to and in favour of the Payee, its successors and assigns, all its right, title and interest to the Technology consisting of or created whether solely or partially using the patents filed and received as listed in Schedule "A" as assigned or sold to the Payor by the Payee. In this debenture, the mortgages and charges hereby constituted are called the "Security" and the subject matter of the Security is called the "Technology".

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5.2	Payor shall undertake all registrations and filing required to preserve, protect and perfect the security interests in the Technology in favour of the Payee, as may be reasonably required by the Payee, including without limitation all registrations and filings under the provincial or state personal property security legislation and with applicable Canadian and U.S. intellectual property offices or registries, and shall provide evidence of same in a written opinion of the Payer's legal counsel to be delivered to the Payee at closing.

5.3	Until the Security becomes enforceable, the Payor may deal with the Technology in the ordinary course of its business and for the purpose of carrying on the same provided that the Payor will not, without the prior written consent of the Payee, create, assume, or have outstanding, except to the Payee, any assignment, license, mortgage, charge or other encumbrance on any part of the Technology ranking or purporting to rank or capable of being enforced in priority to or pari passu with the Security, other than any mortgage, lien or other encumbrance upon property, created or assumed to secure all or any part of the funds required for the purchase of such property or any extension or renewal or replacement thereof upon the same property if the principal amount of the indebtedness secured thereby is not increased, or any inchoate liens for taxes or assessments by public authorities.

5.4	The Security shall not extend or apply to the last day of the term of any lease or agreement therefore but, upon the enforcement of the Security, the Payor shall stand possessed of such last day in trust to assign the same to any person acquiring such term.

5.5	The Payee is the person entitled to receive the money payable hereunder and to give a discharge hereof.

5.6	The Payor, in consideration of the terms of this Convertible Debenture, shall enter into a Patent Security and Assignment Agreement and, an Assignment Agreement to be held in Escrow. The Payee shall grant said collateral security over the Technology in registrable form and shall do all things and execute and deliver all documents (including all assignments, affidavits and other instruments, in a form suitable for filing with all patent offices where the Technology is registered and recorded) , including recording the interest against the Technology with the Canadian Intellectual Property Office (CIPO), as may be requested by Payee from time to time and at any time in order to give effect to this Assignment or to perfect or record the Payee's interest in the Technology or to maintain the registration or recording of the Technology for a period up until the Principal Sum has been paid in full by the Payor to the Payee.

5.7	The Payee hereby covenants and agrees, the Technology will be released from escrow into the possession of Payor upon payment in full by the Payor to the Payee of the indebtedness referenced in this Convertible Debenture.

6.	ROYALTY PAYMENTS

6.1	The Payor, in consideration of the terms of this Convertible Debenture, shall pay the Payee a two percent (2%) royalty on sales of any and all products or services which incorporate the Technology for a period of five (5) years commencing one (1) year from the Issue Date.

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7.	ENFORCEMENT

7.1	In the event that the Payor makes default in any payment of principal or interest required to be made hereunder, including, but not limited to, Payor failing to pay the R&D Costs to the Payee on the date that is one (1) year from the Issue Date, all principal, interest and other moneys owing under this debenture shall immediately become due and payable and the Security shall become enforceable.

7.2	Whenever the Security has become enforceable, the Payee may realize upon the Security and enforce its rights by the following remedies:

(a)	entry into possession or entry into the premises of the Payor; with power to take possession of the Technology from the Payor;

(b)	proceedings in any court of competent jurisdiction for the appointment of a receiver (which term as used in this debenture includes a receiver and manager) of the Technology;

(c)	appointment by instrument in writing of a receiver of the Technology and removal or replacement from time to time of any such receiver;

(d)	to cause the Technology as referenced in the Convertible Debenture to be released from Escrow in favour of the Payee so as to allow the Payee to deal with the Technology in accordance with the terms of said Agreement, in accordance with Article 7.4 hereof;

(e)	sale of all or any portion of the Technology;

(f)	filing of proofs of claim and other documents to establish its claims in any proceeding relative to the Payor; and/or

(g)	any other remedy or proceeding authorized or permitted hereby, or pursuant to any other agreement to which the Payor and Payee are parties, or by law or equity.

7.3	Upon any failure of the Payor to pay the Payee upon demand of this Convertible Debenture and upon the exercise by Payee of its option under the Patent Security and Assignment Agreement to become effective, the Payor does hereby transfer and assign to the Payee all of its right, title and interest in and to the Technology, together with any reissue , continuation or other extension of the Technology, the invention claimed therein and all proceeds derived from the Technology, including, without limitation , royalties, license fees and all rights and claims of action that may exist by reason of the infringement of the Technology, the same to be held and enjoyed by the Payee to the full end of the term for which the Technology is granted, as fully and entirely as the same could have been held and enjoyed by the Payee if this Assignment had not been made.

7.4	In the event that the Payor breaches any terms or obligations that arise from this Agreement, the Payee may rely on the terms found within the Escrow Agreement and the Escrow Agent will, without delay, release the Escrow deposit to the Payee.

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7.5	Such remedies may be exercised from time to time separately or in combination and are in addition to and not in substitution for any other rights of the Payee howsoever created.

7.6	Any receiver appointed by instrument in writing shall have power to:

(a)	take possession of the Technology and, for that purpose, to take proceedings in the name of the Payor or otherwise and to make any arrangement or compromise;

(b)	borrow or raise money on the Technology in priority to this debenture or otherwise for such purposes as may be approved by the Payee; and

(c)	sell or concur in selling the Technology without notice and in such manner as may seem advisable to the receiver, and to effect such sale by conveying in the name and on behalf of the Payor or otherwise.

7.7	The receiver shall be vested with such other discretions and powers as are granted in the instrument of appointment and any supplement thereto. The receiver shall, insofar as responsibility for its acts is concerned, be deemed to be the agent of the Payor and not of the Payee, and the Payor shall be solely responsible for his acts or defaults and for his remuneration.

7.8	All moneys from time to time received by the Payee or any receiver may be applied as follows: first, in discharge of all operating expenses and other outgoings affecting the Technology; second, in keeping in good standing all charges and liens on the Technology having priority over the Security; third, in payment of the remuneration and disbursements of any receiver; fourth, in payment to the Payee of the moneys payable hereunder; fifth, to any other person(s) entitled thereto by law; and sixth, the balance, if any, shall be paid to the Payor.

8.	PREPAYMENT

8.1	The Payor may, at any time, when not in default hereunder, on thirty (30) days' notice in writing to the Payee, prepay all or any portion of the principal amount outstanding hereunder without penalty. Any portion of the principal owing hereunder designated by such notice for prepayment shall become due and payable, together with all accrued and unpaid interest on such portion of principal, on the date specified for prepayment in such notice.

9.	CROSS DEFAULT

9.1	If the Payor defaults under any other security or fails to comply strictly with the terms and conditions of any other agreement, including failure to execute or perform its duties under the Escrow Agreement, now or hereafter granted to or entered into with the Payee whether as additional security for the due performance of the Payer's covenants hereunder or otherwise, the Payee shall be at liberty to exercise its rights under this agreement and under any one or more of the other securities or agreements, either successively or concurrently, to the same extent as if the time for payment of the principal sum hereby secured had fully come and expired.

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10.	NON-NEGOTIABILITY

10.1	This debenture is not a negotiable instrument and is not transferable or assignable without the consent of the Payor.

11.	WAIVER

11.1	No consent or waiver by the Payee shall be effective unless made in writing and signed by an authorized officer of the Payee.

12.	COUNTERPARTS

12.1	This Convertible Debenture may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Convertible Debenture by signing and delivering one or more counterparts. Delivery of an executed counterpart of a signature page of this Convertible Debenture by telecopier or other electronic transmission (i.e. a "pdf ' or "tif" document) shall be effective as delivery of a manually executed counterpart of this Convertible Debenture.

13.	NOTICE

13.1	Any demand, notice or other communication in connection with this Debenture shall be in writing and shall be personally delivered to an officer or other responsible employee of the addressee, mailed by registered mail or sent by telefacsimile or via electronic mail, charges prepaid, at or to the address or telefacsimile number of the addressee set out opposite its name below or to such other address or addresses, telex or telefacsimile number or numbers, or via electronic mail, as either the Payor or the Payee may from time to time designate to the other party in such manner.

In the case of the Payor: Dark Pulse Technologies Inc.

DarkPulse Technologies Inc.

4400 N Scottsdale Road, Suite 9-720

Scottsdale, Arizona 85251

Tel: (212) 256-1086

Fax: (516) 977-1209

Attn: D. Michael O'Leary

Email:

Dennis O'Leary at : doleary@ darkpulse.com

Anthony Brown at: abrown@darkpulse.com

In the case of the Payee: University of New Brunswick

Office of Research Services

3 Bailey Drive

Sir Howard Douglas Hall, Room 215

Fredericton, N.B. E3B 5A3

Tel: (506) 453-4674

Fax: (506) 458-7600

Attn: David Burns, Vice President Research

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13.2	Any communication which is personally delivered as aforesaid shall be deemed to have been validly and effectively given on the date of such delivery if such date is a business day and such delivery was made during normal business hours of the recipient; otherwise, it shall be deemed to have been validly and effectively given on the business day next following such date of delivery. Any communication mailed as aforesaid shall be deemed to have been validly and effectively given on the fifth business day following the date of mailing provided that, in the event of an interruption in postal services before such fifth business day, such communication shall be given by one of the other means.

13.3	Any communication which is transmitted by telefacsimile or other direct written electronic means as aforesaid shall be deemed to have been validly and effectively given on the date of transmission if such date is a business day and such transmission was made during normal business hours of the recipient; otherwise, it shall be deemed to have been validly and effectively given on the business day next following such date of transmission.

14.	All Schedules attached hereto shall be incorporated herein as part of this Convertible Debenture. In the case of any conflict between this Convertible Debenture and the Schedules, the terms of this Convertible Debenture shall prevail.

15.	GOVERNING LAW

15.1	This Convertible Debenture shall be interpreted in accordance with the laws of the Province of New Brunswick, Canada.

IN WITNESS WHEREOF the Payor has duly executed this debenture this 24th day of April, 2017

UNIVERSITY OF NEW BRUNSWICK		DARK PULSE TECHNOLOGIES INC.

Name:	/s/ David Burns	Name:	/s/ Dennis O’Leary
Title:	Vice President Research	Title:	CFO
Date:	24 April, 2017	Date:	1 May 2017

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SCHEDULE "A"

The following Schedule is incorporated by reference

The Technology

lnventor(s)	Description	Patent or Application #
Anthony Brown	System and Method for Brillouin Analysis (FROBS)	US8,643,829
Bruce Colpitts, Anthony Brown, Kellie A.S. Brown	System and Method for Resolution Enhancement of a Distributed Sensor (Dark Pulse)	US7,245,790 CA2,502,275 (pending)
Bruce Colpitts, Anthony Brown	Flexible Fiber Optic Deformation System Sensor and Method (ShapeSnake)	US9,534,965

lnventor(s)	Description	Patent or Application #
Bruce Colpitts, Anthony Brown	Dynamic Strain Distributed Fiber Optic Sensor	As described in Patent # US7,480,460 abandoned January 19, 2017
Anthony Brown	Phase Locked Loop (DOPLL)	As described in Patent Application # US12/602,141 abandoned June 10, 2015